Exhibit 8.1

Principal Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Principal Subsidiaries:

•	Changyou.com (HK) Limited, incorporated in Hong Kong.

•	Beijing AmazGame Age Internet Technology Co., Ltd., incorporated in the PRC.

•	Shanghai Jingmao Culture Communication Co., Ltd, incorporated in the PRC.

•	Beijing Changyou Gamespace Software Technology Co., Ltd., incorporated in the PRC.

•	Beijing Yang Fan Jing He Information Consulting Co., Ltd, incorporated in the PRC.

•	Beijing Changyou Jingmao Film & Culture Communication Co., Ltd., incorporated in the PRC.

•	Changyou.com Webgames (HK) Limited, incorporated in Hong Kong.

•	7Road.com Limited, incorporated in the Cayman Islands.

•	7Road.com HK Limited, incorporated in Hong Kong.

•	Shenzhen Brilliant Imagination Technologies Co., Ltd., incorporated in the PRC.

•	Glory Loop Limited, incorporated in the British Virgin Islands.

•	MoboTap Inc., incorporated in the Cayman Islands.

•	MoboTap Inc. Limited, in corporate in Hong Kong.

•	Baina Zhiyuan (Beijing) Technology Co., Ltd., incorporated in the PRC.

Principal Consolidated Variable Interest Entities:

•	Beijing Gamease Age Digital Technology Co., Ltd., incorporated in the PRC.

•	Shanghai ICE Information Technology Co., Ltd., incorporated in the PRC.

•	Beijing Guanyou Gamespace Digital Technology Co., Ltd., incorporated in the PRC.

•	Baina (Wuhan) Information Technology Co., Ltd., incorporated in the PRC.